EXHIBIT 21.1

SUBSIDIARIES OF AOL INC.

AOL Inc. (“AOL”) maintains over 100 subsidiaries. Set forth below are the names of certain controlled subsidiaries, at least 50% owned, directly or indirectly, of AOL as of December 31, 2009 that carry on a substantial portion of AOL’s lines of business. The names of various consolidated wholly-owned subsidiaries have been omitted. None of the foregoing omitted subsidiaries, considered either alone or in the aggregate, constitutes a significant subsidiary.

Name	State or Other Jurisdiction of Incorporation
AOL Inc. (Registrant)	Delaware
AOL Advertising Inc.	Maryland
ADTECH AG	Germany
ADTECH UK Limited	United Kingdom
AdTech US, Inc.	Delaware
Advertising.com LLC	Delaware
AOL Advertising International Holdings Limited	United Kingdom
AOL Advertising Denmark ApS	Denmark
AOL Advertising Finland OY	Finland
AOL Advertising France, Société à Responsabilité Limitée	France
AOL Advertising Iberia, S.L. Unipersonal	Spain
AOL Advertising International Limited	United Kingdom
AOL Advertising Norway AS	Norway
AOL Advertising Sweden AB	Sweden
Perfiliate Limited	United Kingdom
Lightstate Limited	United Kingdom
Gpak Limited	United Kingdom
Perfiliate Technologies Limited	United Kingdom
AOL Advertising Netherlands B.V.	Netherlands
ICQ LLC	Delaware
ICQ Ltd.	Israel
Lightningcast LLC	Delaware
Quigo Technologies LLC	Delaware
Quigo Israel Ltd.	Israel
TACODA LLC	Delaware
Third Screen Media LLC	Delaware
AOL Asia Limited	Hong Kong
AOL Australia Pty Limited	Australia
AOL Canada Corp.	Canada
AOL China Holdings LLC	Delaware

AOL Beijing Technology Research & Development Company Limited	China
AOL Community, Inc.	Delaware
AOL Europe S.à r.l	Luxembourg
AOL (UK) Limited	United Kingdom
AOL Deutschland Medien GmbH	Germany
AOL Europe Services S.à r.l.	Luxembourg
AOL France SNC	France
AOL Nederland BV	Netherlands
AOL Interactive Media India Private Limited	India
AOL International Finance Limited	United Kingdom
AOL Mexico Operations, S. de R.L. de C.V.	Mexico
AOL Online India Private Limited	India
Bebo, Inc.	Delaware
Bebo Pty Limited	Australia
Bebo UK Limited	United Kingdom
CompuServe Interactive Services, Inc.	Delaware
Cyber Fin S.à r.l.	Luxembourg
Digital Marketing Services, Inc.	Delaware
EJV Reorganization, Inc.	Delaware
AOL Finance Services Inc.	Delaware
Going, Inc.	Delaware
Goowy Media Inc.	California
InfoInterActive Corp.	Nova Scotia
AOL Canada Inc.	Canada
MapQuest, Inc.	Delaware
MapQuest PA, Inc.	Delaware
Netscape Communications Corporation	Delaware
AOL Global Operations Limited	Ireland
AOL Online Japan, Ltd.	Japan
Nullsoft, Inc.	Arizona
Patch Media Corporation	Delaware
POSTGORILLA INC.	Florida
Socialthing, Inc.	Delaware
Spinner Networks Incorporated	California
Surphace Inc. (formerly known as Sphere Source, Inc.)	Delaware
The Relegence Corporation	Delaware
AOL Relegence Israel Ltd.	Israel
Totekasche Holdings, Inc. d/b/a Userplane	Delaware
Transatlantic Web Services Inc.	Delaware
Truveo, Inc.	Delaware
Weblogs Inc. LLC	Delaware
Yedda, Inc.	Delaware
Yedda Technologies-Knowledge Management Services (Y.O.D.E.A. 2006) Ltd.	Israel